UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of Executive Deferred Compensation Plan

On August 14, 2018, pursuant to a recommendation of the Compensation and Organization Committee, the Board of Directors (the “Board”) of Kansas City Southern (the “Company”) adopted the Kansas City Southern Executive Deferred Compensation Plan (the “Plan”), effective as of October 1, 2018.

Under the Plan, a select group of management or highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) of the Company may defer the payment and taxation of up to 50% of their base salary and up to 75% of their bonuses under the Company’s Annual Incentive Plan to a future distribution date or event.  Participant deferrals are 100% vested at all times. The Plan also allows for discretionary supplemental employer contributions by the Company, in the Company’s sole discretion, which may be subject to a vesting schedule determined at the time such a contribution is made.

A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be credited or debited with notional investment gains and losses equal to the experience of selected hypothetical investment funds offered under the Plan, which will be the same or similar to the investment funds offered under the Company’s 401(k) plan, and elected by the participant.

A participant may elect to receive or begin receiving his or her deferred compensation and earnings thereon on a fixed date, following separation from service or on a change in control of the Company, in each case either in a lump sum or in annual installments, as provided in the Plan and elected by the participant.  Discretionary employer contributions, if any, will be paid to a participant following separation from service.  Pursuant to the terms of the Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, and at the election of the Company’s Compensation and Organization Committee, to the extent permitted under applicable treasury regulations.

The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and will be administered by the Company’s Compensation and Organization Committee or its delegate. The Company may amend or terminate the Plan at any time in accordance with its terms.

The foregoing description of the Plan is a summary and is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s next periodic report.

(e) Adoption of Excessive Incentive Compensation Recoupment Policy

On August 14, 2018, the Board adopted an Excessive Incentive Compensation Recoupment Policy (the “Policy”). The Policy provides for the recoupment of certain excess incentive compensation paid to certain executives of the Company if the Company has restated its financial statements because of material noncompliance, due to misconduct, with financial reporting requirements under the securities laws. The Policy will be available in the “Corporate Governance - Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board believes that the Policy is in the best interests of the Company and its stockholders to maintain a culture that discourages conduct detrimental to the Company's sustainable growth and is consistent with the pay-for-performance element of the Company's compensation programs and philosophy.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 14, 2018, the Board also approved certain amendments to Sections III, X(A) and X(B) of the Company’s Code of Business Conduct and Ethics, effective immediately, to clarify reporting and enforcement policies and procedures. The Company’s Code of Business Conduct and Ethics, as amended, is available in the “Corporate Governance - Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
Date: August 20, 2018

By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Corporate Secretary

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